EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-89891 and Registration Statement No. 333-57698 of Premiere Global Services, Inc. on Form S-8 of our report dated May 31, 2005, appearing in this Annual Report on Form 11-K of Premiere Global Services, Inc. 401(k) Plan for the year ended December 31, 2004.

/s/ Smith & Howard, P.C.

Smith & Howard, P.C.

Atlanta, GA

June 20, 2005